EXHIBIT 99.1

Synthetic Biologics Enters into License with Cedars-Sinai Medical Center to Develop Novel Anti-infective Approaches for Irritable Bowel Syndrome (IBS), Obesity and Diabetes

-- Webcast to be held Monday, December 9th at 9:00 a.m. EST --

For Immediate Release

Rockville, MD, December 7, 2013 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of product candidates focused on the prevention and treatment of serious infectious diseases and other diseases, announced today that it entered into worldwide license and option agreements with Cedars-Sinai Medical Center (“Cedars-Sinai”) for the development of new treatment approaches to target non-bacterial intestinal microorganism life forms known as archaea that are associated with intestinal methane production and chronic diseases such as irritable bowel syndrome (IBS), obesity and type 2 diabetes, through its newly formed subsidiary, Synthetic Biomics, Inc.

Cedars-Sinai investigators have discovered that eradicating archaea and inhibiting intestinal methane production may treat the underlying cause of major diseases not typically considered forms of infectious diseases. IBS, one of the most prevalent chronic diseases, affects approximately 40 million Americans (an estimated 16 million of which have the archaea-associated constipation-predominant form of the disease (C-IBS)). Obesity affects over one-third (35.7%) of adult Americans according to the Centers for Disease Control (CDC). Diabetes affects an estimated 25.8 million Americans according to the CDC.

Ongoing efforts include formulating and clinically testing non-antibiotic FDA-approved oral drug candidates for ultimate product registration via potential expedited pathways. Such candidates are intended for the specific eradication of gastrointestinal archaea and prevention of their recolonization, with the goal of having little or no impact on a patient’s normal bacterial microflora. These efforts are being led by Mark Pimentel, M.D., FRCP(C), Director of the Gastrointestinal Motility Program at Cedars-Sinai Medical Center, who is credited with discovering that IBS is a form of infectious disease, in which gut microflora that should normally be confined to the large intestine inappropriately colonize the small intestine. This process is referred to as small intestinal bacterial overgrowth (SIBO), which results in gas, bloating, abdominal pain and altered stool habits characterized by IBS. The Company licensed and optioned from Cedars-Sinai a portfolio of intellectual property comprised of several U.S. and international patents and pending patent applications for various fields of use, including C-IBS, obesity and diabetes.

"We are pleased to initiate this exciting new anti-infective approach to treat these major archaea-implicated disease indications with Cedars-Sinai along with Dr. Pimentel’s leadership,” said Jeffrey Riley, Chief Executive Officer of Synthetic Biologics, Inc. "This program complements our current microbiome focus and expertise, which includes development of an oral biologic to protect the microbiome from the effects of hospital administered IV antibiotics for the prevention of C. diff infection.”

Dr. Pimentel stated, “Since uncovering the fundamental role that small intestinal bacterial overgrowth plays in IBS, our group has continued to uncover and increasingly appreciate the role that intestinal archaea play in highly prevalent diseases areas including, C-IBS, obesity, and type 2 diabetes. I am excited to be working with Synthetic Biologics and its newly formed subsidiary, Synthetic Biomics, to develop potential breakthrough pathogen-specific approaches for these major disease indications.”

Synthetic Biologics’ Conference Call

Synthetic Biologics’ Chief Executive Officer, Jeffrey Riley, will host a conference call on Monday, December 9th at 9:00 a.m. EST. During the call, Mark Pimentel, M.D., FRCP(C), Director of the Gastrointestinal Motility Program at Cedars-Sinai, will provide an audio-visual presentation overview of the scientific basis and market opportunity of our new pathogen-specific approaches to archaea-associated diseases, such as, C-IBS, obesity and diabetes.

Interested parties should call 1-877-870-4263, (U.S. toll free), 1-855-669-9657 (Canada toll free), or +1-412-317-0790 (International), fifteen minutes before the start of the call to register. Registered callers on the toll free line may ask to be placed in the queue for the Question & Answer Session. The call will also be webcast over the Internet with a slide presentation at http://www.videonewswire.com/event.asp?id=97322. If you are unable to participate during the live conference call, the webcast will be available for replay at the same URL, http://www.videonewswire.com/event.asp?id=97322 for 30 days after the call.

About Cedars-Sinai Medical Center

Cedars-Sinai is internationally renowned for its diagnostic and treatment capabilities and its broad spectrum of programs and services, as well as advances in biomedical research and innovative medical education programs. For more than 20 years, Los Angeles-area residents have named Cedars-Sinai the "Most Preferred Hospital for All Health Needs" in National Research Corporation's annual Healthcare Market Guide survey. Cedars-Sinai Medical Group and Cedars-Sinai Health Associates both ranked among the top 10 physician groups in Southern California by Integrated Health Care Associates (IHA), a California leadership group of health plans, physician groups, and health systems. Today, Cedars-Sinai is committed to providing superior outpatient, acute and sub-acute patient care, breakthrough biomedical research, graduate and undergraduate medical education and community service.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a biotechnology company focused on the development of product candidates for serious infectious diseases and other diseases. Synthetic Biologics is developing oral treatments targeting archaea, a non-bacterial intestinal form of life increasingly associated with chronic diseases such as irritable bowel syndrome (IBS), obesity and type 2 diabetes, an oral biologic to protect the gastrointestinal microflora from the effects of IV antibiotics for the prevention of C. diff infection, and a series of monoclonal antibodies (mAbs) for the treatment of Pertussis and Acinetobacter infections. In addition, the Company is developing an oral estriol drug candidate for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS (with results of an ongoing 164 subject, 15 center, two-year, double blind, placebo controlled, Phase II relapsing-remitting MS clinical trial expected to be announced during the first half of 2014). For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics' current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the potential for the new anti-infective program and the role of the microbiome in C. difficile and C-IBS. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics' forward-looking statements include, among others, our inability to obtain financing on acceptable terms to permit us to timely commence or complete the clinical trials and discovery programs consistent with our current expectations, our inability to successfully develop, receive regulatory approvals for or to commercialize new product candidates or achieve desired results from the new anti-infective program and other factors described in Synthetic Biologics' report on Form 10-K for the year ended December 31, 2012 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, ext. 22

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